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                                                                      EXHIBIT 11

                               ENCORE WIRE CORPORATION

                         COMPUTATION OF NET INCOME PER SHARE
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                                                                        Quarter Ended              Six Months Ended
                                                                          June 30,                      June 30,
                                                                        1997        1996           1997        1996
                                                                  ----------------------------------------------------
COMMON SHARES OUTSTANDING AT
  BEGINNING OF PERIOD   . . . . . . . . . . . . . . . . . . . .    7,124,717     7,106,417      7,112,917    7,104,417

TREASURY SHARES INCLUDING WEIGHTED AVERAGE
  NUMBER OF SHARES PURCHASED DURING THE PERIOD  . . . . . . . .     (131,742)      (77,500)      (130,130)     (77,500)

WEIGHTED AVERAGE NUMBER OF COMMON
  SHARES ISSUED DURING THE PERIOD   . . . . . . . . . . . . . .        3,336            --         11,759        1,945

INCREMENTAL SHARES RELATED TO ASSUMED
  EXERCISE OF STOCK OPTIONS   . . . . . . . . . . . . . . . . .      413,435        56,225        311,617       56,660
                                                                  ----------    ----------     ----------   ----------

WEIGHTED COMMON AND COMMON
  EQUIVALENT SHARES OUTSTANDING   . . . . . . . . . . . . . . .    7,409,746    7,085,172       7,306,163    7,085,522
                                                                  ==========    =========      ==========   ==========

WEIGHTED COMMON AND COMMON
  EQUIVALENT SHARES USED IN THE
  CALCULATION OF INCOME PER
  COMMON AND COMMON EQUIVALENT
  SHARE   . . . . . . . . . . . . . . . . . . . . . . . . . . .    7,409,746     7,085,172      7,306,163    7,085,522
                                                                  ==========    ==========     ==========   ==========

NET INCOME (LOSS) (IN THOUSANDS)  . . . . . . . . . . . . . . .   $    5,259    $      586     $    9,316   $      770
                                                                  ==========    ==========     ==========   ==========

NET INCOME (LOSS) PER COMMON AND
  COMMON EQUIVALENT SHARE   . . . . . . . . . . . . . . . . . .   $      .71    $         .08  $     1.28   $      .11
                                                                  ==========    =============  ==========   ==========
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